EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 by and between

                         PATRIOT NATIONAL BANCORP, INC.

                                       and

                              PATRIOT NATIONAL BANK

         AGREEMENT AND PLAN OF REORGANIZATION dated as of June 28, 1999, (this "Plan") by and between PATRIOT NATIONAL BANCORP, INC., a corporation formed under the laws of the State of Connecticut ("Bancorp"), and PATRIOT NATIONAL BANK, a banking association formed under the laws of the United States of America (the "Bank").

         WHEREAS, Bancorp and the Bank desire to effect a reorganization (the "Reorganization") through a merger between the Bank and Patriot Interim Bank, National Association, a new banking association to be formed under the laws of the United States of America and to be wholly owned by Bancorp (the "Interim Bank"), wherein the Interim Bank would be the receiving association; and

         WHEREAS, pursuant to the terms of the Reorganization, each issued and outstanding share of Common Stock of the Bank (other than shares the holders of which shall have validly exercised rights as dissenting shareholders in accordance with 12 U.S.C. Section 215a(b)) shall be converted into shares of Common Stock of Bancorp and, if applicable, into cash as provided herein, and each issued and outstanding share of Common Stock of the Interim Bank would remain outstanding;

         NOW,   THEREFORE,   in   consideration   of  the   premises   and   the
representations, warranties, and agreements herein contained, Bancorp and the Bank hereby agree as follows:

                ARTICLE I. THE PARTIES; CAPITAL; ADOPTION OF PLAN

                  1.1. BANCORP. Bancorp is a corporation duly organized and existing under the laws of the State of Connecticut with its principal place of business in Stamford, Connecticut. Immediately prior to the Effective Time (as hereinafter defined), the Capital of Bancorp will be not less than $200,000 divided into 100 shares of Common Stock, par value $2.00 ("Bancorp Common Stock"), Surplus of $199,800 and Retained Earnings of $0. The authorized capital stock of Bancorp will consist of 5,333,333 shares of Bancorp Common Stock, of which 100 shares will be issued and outstanding as of the Effective Time.

                  1.2. THE BANK. The Bank is a banking association duly organized and existing under the laws of the United States of America with its principal place of business in Stamford, Connecticut. The Capital of the Bank is $12,225,271 divided into 2,000,500 shares of Common Stock, par value $2.00 ("Bank Common Stock"), with Surplus of $9,072,747 and an Accumulated Deficit and Other Comprehensive Income of $848,476 as of March 31, 1999.

                  1.3. INTERIM BANK. Prior to the Effective Time, Bancorp will form the Interim Bank under the laws of the United States of America. Immediately prior to the Effective Time, the Capital of the Interim Bank will be not less than $200,000 divided into 100,000 shares of Common Stock, par value $2.00 ("Interim Bank Common Stock"), Surplus of $40,000 and Retained Earnings of $0. The authorized capital stock of the Interim Bank will consist of 200,000 shares of Interim Bank Common Stock, of which 100,000 shares will be issued and outstanding as of the Effective Time.

                  1.4. ADOPTION OF PLAN. This Plan has been approved by the Boards of Directors of Bancorp and the Bank, in each case by a majority of the entire board of the respective entity. Prior to the Effective Time, this Plan will be approved by the Board of Directors of the Interim Bank by a majority of the entire board, and the Interim Bank will become a party to this Plan.

                              ARTICLE II. THE PLAN

         2.1. THE REORGANIZATION. In accordance with the provisions of this Plan and the laws of the United States of America, at the Effective Time the Bank shall be merged with and into the Interim Bank under the Charter of the Bank, and the separate existence of the Bank shall cease. The Interim Bank shall be the receiving association and shall continue its existence under the laws of the United States of America as a wholly owned subsidiary of Bancorp, operating under the name "Patriot National Bank."

         2.2. EFFECTIVE TIME. The time at which the Reorganization shall become effective (the "Effective Time") shall be the later of (a) the close of business on the date specified in the merger approval issued by the Office of the Comptroller of the Currency (the "Comptroller") pursuant to 12 U.S.C. Sections 215a and 1828(c) or (b) the close of business on the date on which the last of the conditions specified in Article V hereof shall have been satisfied or otherwise fulfilled or compliance therewith shall have been waived.

         2.3. CONVERSION OF BANK COMMON STOCK. Each share of Bank Common Stock outstanding at the Effective Time (other than shares the holders of which have exercised their statutory right to receive payment as described in Section 2.5 hereof), shall, without any action on the part of the holder thereof, be converted into one share of Bancorp Common Stock.

         2.4. STOCK CERTIFICATES. Following the Effective Time, Bancorp shall deem certificates theretofore representing shares of Bank Common Stock to be certificates representing an equal number of shares of Bancorp Common Stock without any physical exchange therefor; provided, however, that the holders of certificates that had represented Bank Common Stock shall be entitled to receive certificates representing Bancorp Common Stock in exchange for certificates that had represented an equal number of shares of Bank Common Stock.

         2.5. DISSENTERS' RIGHTS. Following the approval of the Reorganization by the Comptroller, any person who is then, or was immediately prior to the Effective Time, a shareholder of the Bank and who either (a) voted against the Reorganization at the meeting of the shareholders at which the Reorganization was approved or (b) gave written notice at or prior to such meeting to the presiding officer that he or she dissents from the Plan (each a "Dissenting Shareholder"), shall be entitled to receive the value of the shares so held by him or her when the Reorganization is consummated and such shareholder shall have, prior to thirty days after the date of consummation of the Reorganization, made written request to the Interim Bank, accompanied by such shareholder's stock certificates.

         2.6. SUPPLEMENTAL STOCK OPTION AGREEMENTS; WARRANTS, ETC. All rights outstanding under any options, warrants, stock appreciation rights, convertible debentures, commitments, plans, or arrangements of any kind to issue, sell, or deliver an equity interest in the Bank (including, without limitation, any options then outstanding under the 1999 Stock Option Plan of the Bank (the
"Option Plan") and the Bank's outstanding warrants to purchase Bank Common Stock) that immediately prior to the Effective Time had given the holder thereof the right to purchase or receive shares of Bank Common Stock (the "Equity Rights"), shall, automatically and without further action on the part of the holder thereof, be converted into similar rights giving the holder thereof the right to purchase the same number of shares of Bancorp Common Stock at the same exercise price per share, and containing such other terms and conditions, as pertained to the Equity Rights as they were outstanding immediately prior to the Effective Time.

         2.7. INTERIM BANK COMMON STOCK. Each share of Interim Bank Common Stock validly issued and outstanding at the Effective Time shall remain outstanding.

         2.8. CANCELLATION OF BANCORP COMMON STOCK. At the Effective Time, all shares of Bancorp Common Stock then outstanding shall be cancelled.

         2.9. NAME AND BUSINESS OF RECEIVING ASSOCIATION. As of the Effective Time, the name of the Interim Bank as the receiving association shall be "Patriot National Bank," and its business shall be that of a national banking association. This business shall be conducted by the Interim Bank as the receiving association at its main office, which shall be located at 900 Bedford Street, Stamford, Connecticut, and at its legally established branches.

         2.10. CAPITAL OF RECEIVING ASSOCIATION. The amount of Capital of the Interim Bank as the receiving association immediately prior to the Effective Time shall be not less than $200,000 divided into 100,000 shares of Interim Bank Common Stock and Surplus of $40,000. All of such Capital and Surplus shall have been paid by Bancorp in cash prior to the Effective Time.

         2.11. TRANSFER OF ASSETS; ASSUMPTION OF LIABILITIES. All assets of the Bank, as they exist at the Effective Time, shall pass to and vest in the Interim Bank as the receiving association without any conveyance or other transfer, and the Interim Bank shall be responsible for all of the liabilities of every kind and description of both the Interim Bank and the Bank existing at the Effective Time.

         2.12. DIRECTORS AND OFFICERS OF THE RECEIVING ASSOCIATION. At the Effective Time, each person then serving as a director of the Bank shall become a director of Bancorp and of the Interim Bank as the receiving association to serve until the next annual meeting; such time as his or her successor has been elected and has qualified; or his or her earlier death, resignation, or removal. At the Effective Time, each person then serving as an officer of the Bank shall become an officer of identical title of the Interim Bank as the receiving association to serve until the next annual meeting; such time as his or her successor has been elected and has qualified; or his or her earlier death, resignation, or removal.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         3.1.   REPRESENTATIONS  AND  WARRANTIES  OF  BANCORP.   Bancorp  hereby
represents and warrants that:

               a) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Connecticut, with all corporate power and authority to own its properties and to carry on its business as currently being conducted;

               b) its authorized capital stock consists of 5,333,333 shares of Bancorp Common Stock;

               c) the shares of Bancorp Common Stock to be issued in connection with the Reorganization will be, when issued in accordance with the provisions of this Plan, duly authorized, validly issued, fully paid, and non-assessable;

               d) it has the full right, power, and authority to enter into, and become bound by the terms of, this Plan; this Plan has been duly approved by not less than a majority of its directors and has been duly executed and delivered on its behalf and constitutes a legal, valid, and binding obligation of Bancorp enforceable against Bancorp in accordance with its terms; and

               e) the performance by it of its obligations under this Plan will not conflict with any provision of its charter or by-laws or conflict with, or result in a breach of or a default (without regard to the giving of notice or the passage of time) under, any indenture, contract, commitment, or obligation to which it is a party or by which it or its assets may be bound or violate any provision of any law, governmental rule or regulation, judgment, or decree binding on it or any of its assets.

         3.2. REPRESENTATIONS AND WARRANTIES OF THE BANK. The Bank hereby represents and warrants that:

               a) it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States and has all requisite power and authority to own, operate, and lease its real and personal properties in the manner and to the extent owned, operated, and leased as of the date hereof; that it is duly authorized and empowered to conduct a banking business at its main and branch offices existing as of the date hereof; and that no action or administrative proceeding is pending, or to its knowledge threatened or contemplated, that would in any way challenge its right or authority to conduct a general banking business at its main office or any of its branch offices;

               b) to the  best  of its  knowledge  and  belief,  the  Bank is in
compliance  with  all  material  federal,   state,  and  local  laws,  statutes,
ordinances, and regulations applicable to it or the conduct of its business;

               c) its authorized capital stock consists of 5,333,333 shares of Bank Common Stock, of which 2,005,198 shares are issued and outstanding as of the date hereof, all of which have been duly authorized and validly issued and are fully paid and non-assessable and its capital is as set forth in Section 1.1 hereof;

               d) it has the full right, power, and authority to enter into, and become bound by the terms of, this Plan; this Plan has been duly approved by not less than a majority of its directors at a meeting duly called for the purpose and has been duly executed and delivered on its behalf and constitutes a legal, valid, and binding obligation of the Bank enforceable against the Bank in accordance with its terms; and

               e) the performance by it of its obligations under this Plan will not conflict with any provision of its charter or by-laws or conflict with, or result in a breach of or a default (without regard to the giving of notice or the passage of time) under, any indenture, contract, commitment, or obligation to which it is a party or by which it or its assets may be bound or violate any provision of any law, governmental rule or regulation, judgment, or decree binding on it or any of its assets.

                  ARTICLE IV. COVENANTS OF BANCORP AND THE BANK

         4.1. REGULATORY COMPLIANCE. Bancorp and the Bank hereby undertake, and Bancorp hereby undertakes to cause the Interim Bank, to file such applications or notices as are necessary or desirable under applicable laws, rules, and regulations in connection with the consummation of the Reorganization, including, without limitation:

               a) approval by the Comptroller of the organization of the Interim Bank and consummation of the Reorganization;

               b) registration of Bancorp with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act");

               c) insurance of deposits of the Interim Bank as the receiving association by the Federal Deposit Insurance Corporation; and

               d) registration of the Bancorp Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         4.2. PROXY STATEMENT. The Bank hereby undertakes to prepare and file with the Comptroller a proxy statement under the Exchange Act and the rules of the Comptroller in connection with soliciting the approval of this Plan by the shareholders of the Bank.

         4.3. NASDAQ REGISTRATION. Bancorp hereby undertakes to apply for approval for the quotation of the shares of Bancorp Common Stock issuable in connection with the Reorganization on the NASDAQ Small Cap Market.

         4.4. ORGANIZATION OF THE INTERIM BANK. Bancorp hereby agrees to organize the Interim Bank and to cause it to become a party to this Plan.

         4.5. ASSUMPTION OF OBLIGATIONS UNDER EQUITY RIGHTS. Bancorp hereby assumes as of the Effective Time all of the obligations of the Bank to sell shares of Bank Common Stock pursuant to all Equity Rights outstanding as of the Effective Time or that may thereafter be issued under the Option Plan and to deliver one share of Bancorp Common Stock for each share of Bank Common Stock covered by such Equity Rights, subject to adjustment as provided in the instruments creating such Equity Rights. Bancorp agrees that any Bancorp Common Stock issued upon the exercise of Equity Rights will be duly authorized, validly issued, fully paid, and non-assessable.

                         ARTICLE V. CONDITIONS PRECEDENT

         5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANCORP, THE BANK, AND THE INTERIM BANK. All obligations of Bancorp, the Bank, and the Interim Bank under this Plan are subject to the fulfillment and satisfaction, prior to the Effective Time, of each of the following conditions:

               a) all regulatory approvals and authorizations, including, without limitation, the approvals of (i) all state securities law agencies that have jurisdiction over the offer and sale of the securities issuable upon consummation of the Reorganization; (ii) the Board of Governors of the Federal Reserve System under the BHC Act; (iii) such approvals of the Comptroller as are necessary to permit organization of the Interim Bank and the consummation of the Reorganization; and (iv) all other consents, approvals, and permissions necessary to permit consummation of the Reorganization shall have been received and shall be in full force and effect and contain no conditions that Bancorp or the Bank deems undesirable, and any applicable waiting periods with respect to notices filed with regulatory authorities relating to the Reorganization shall have expired or been terminated;

               b) the issuance by Bancorp of its securities in connection with the Reorganization shall have qualified for an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 3(a)(12) of that Act;

               c) Bancorp shall have obtained approval for quotation of the shares of Bancorp Common Stock issuable in connection with the Reorganization on the NASDAQ Small Cap Market;

               d) the Interim Bank shall have been organized under the laws of the United States of America and shall have become a party to this Plan;

               e) this Plan shall have been approved by the holders of not less than two-thirds of the Bank Common Stock entitled to vote thereon; and

               f) neither Bancorp nor the Bank shall have determined that the number of shares of Bank Common Stock owned by Dissenting Shareholders makes consummation of the Reorganization [undesirable].

         5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANCORP AND THE INTERIM BANK. All obligations of Bancorp and the Interim Bank under this Plan are subject to the fulfillment and satisfaction of each of the following conditions:

               a) the representations and warranties of the Bank contained in this Plan shall be deemed to have been made again at and as of the Effective Time, and shall then be true and correct in all material respects; and

               b) each of the obligations of the Bank to be performed by it prior to the Effective Time pursuant to the terms of this Plan shall have been duly performed.

         5.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BANK. All obligations of the Bank under this Plan are subject to the fulfillment and satisfaction of each of the following conditions:

               a) the representations and warranties of Bancorp contained in this plan with respect to Bancorp and the Interim Bank shall be deemed to have been made again at and as of the Effective Time, and shall then be true and correct in all material respects;

               b) each of the obligations of Bancorp and the Interim Bank to be performed by them prior to the Effective Time pursuant to the terms of this Plan shall have been duly performed at the Effective Time; and

               c) Bancorp shall have taken such actions as may be requested by the Bank to confirm its assumption of obligations as of the Effective Time with respect to the Equity Rights.

                             ARTICLE VI. TERMINATION

         6.1. MUTUAL CONSENT. This Plan may be terminated by the mutual agreement of the Boards of Directors of Bancorp and the Bank at any time prior to the Effective Time (whether or not it has theretofore been approved by the shareholders of the Bank).

         6.2. TERMINATION BY BANCORP OR THE BANK. This Plan may be terminated by either Bancorp or the Bank at any time prior to the Effective Time in the event that:

               a) the  number  of  shares  of Bank  Common  Stock  owned  by the
Dissenting   Shareholders   shall  make   consummation  of  the   Reorganization
inadvisable in the opinion of the Bank or Bancorp;

               b) any action, suit, proceeding, or claim has been instituted, made, or threatened relating to this Plan that would make consummation of the Reorganization inadvisable in the opinion of the Bank or Bancorp; or

               c) for any other reason consummation of the Reorganization is inadvisable in the opinion of the Bank or Bancorp.

         6.3. LIABILITY. In the event this Plan is terminated for any reason whatever, there shall be no liability hereunder or on account of such termination on the part of any of the parties hereto or the directors, officers, employees, agents, or shareholders of any of them.

                           ARTICLE VII. MISCELLANEOUS

         7.1. COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute a single agreement.

         7.2. ENTIRE AGREEMENT. This Plan constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and shall not be supplemented or amended in any way except by a writing, approved by the Board of Directors of each of the parties and executed by a person or persons so authorized by them.

         7.3. THIRD PARTY BENEFICIARIES. This Plan is not intended to confer upon any person not a party hereto any rights or remedies hereunder.

         7.4. WAIVERS. Prior to the Effective Time, the failure of any party hereto to exercise any right, power, or privilege hereunder, or the partial exercise of any such right, power, or privilege, or the waiver of any term, condition, or condition precedent, shall neither prevent nor preclude the future or further exercise of any such right, power, or privilege, nor shall the same be construed to be a waiver of any other term, condition, or condition precedent.

         7.5. CHOICE OF LAW; SUCCESSORS. This Plan shall be construed under the laws of the United States of America and of the State of Connecticut, without regard to the choice of law provisions thereof, and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns, except that neither party may assign its rights and benefits hereunder without the prior written consent of the other.

         7.6. GOVERNMENTAL AGENCIES. All references to various applicable governmental regulatory agencies shall be deemed to include, to the extent required by law, any other such regulatory agency that, by virtue of legislative change or any action permitted to a party hereunder, properly assumes jurisdiction of any of the transactions contemplated herein.

         7.7. CAPTIONS. The captions of the various Articles and Sections hereof are inserted solely for the convenience of the parties and are not to be construed as limitations upon the text to which they refer.

         IN WITNESS WHEREOF, the undersigned have executed this Plan as of the date first above written.

                                          PATRIOT NATIONAL BANCORP, INC.


                                          By  /s/ PHILIP W. WOLFORD
                                             ------------------------------
                                             Philip W. Wolford
                                             President

ATTEST:

 /s/ FRED A. DECARO, JR.
-----------------------------

Secretary

                                          PATRIOT NATIONAL BANK


                                          By  /s/ PHILIP W. WOLFORD
                                             ------------------------------
                                             Philip W. Wolford
                                             President

ATTEST:

 /s/ JOHN KANTZAS
-----------------------------

Cashier

STATE OF CONNECTICUT                    )
                                        )   ss.:  Stamford
COUNTY OF FAIRFIELD                     )

         On this 28th day of June, 1999, before me, a Notary Public for the State and County aforesaid, personally came Philip W. Wolford, as President of Patriot National Bancorp, Inc., and Fred A. DeCaro, Jr., as Secretary of Patriot National Bancorp, Inc., and in such capacities acknowledged the foregoing instrument to be the act and deed of the foregoing corporation.

                                            /s/ GARY S. SESSA
                                          ---------------------
                                          Gary S. Sessa

                                          My commission expires January 31, 2001



STATE OF CONNECTICUT                    )
                                        )   ss.:  Stamford
COUNTY OF FAIRFIELD                     )

         On this 28th day of June, 1999, before me, a Notary Public for the State and County aforesaid, personally came Philip W. Wolford, as President of Patriot National Bank, and John Kantzas, as Cashier of Patriot National Bank, and in such capacities acknowledged the foregoing instrument to be the act and deed of the foregoing association.

                                            /s/ GARY S. SESSA
                                          ---------------------
                                          Gary S. Sessa

                                          My commission expires January 31, 2001

         The undersigned directors of Patriot National Bank, constituting a majority of the directors of said entity, hereby adopt and approve the foregoing Agreement and Plan of Reorganization pursuant to the requirements of 12 U.S.C.
Section 215a (but are not deemed parties to such Agreement and Plan of Reorganization).

                                             /s/ HERBERT A. BREGMAN
                                          ------------------------------------
                                          Herbert A. Bregman


                                          ------------------------------------
                                          Angelo DeCaro


                                             /s/ FRED A. DECARO, JR.
                                          ------------------------------------
                                          Fred A. DeCaro, Jr.


                                             /s/ STEPHEN LAWRENCE FEIT
                                          ------------------------------------
                                          Stephen Lawrence Feit


                                          ------------------------------------
                                          John A. Geoghegan


                                             /s/ L. MORRIS GLUCKSMAN
                                          ------------------------------------
                                          L. Morris Glucksman


                                             /s/ MICHAEL INTRIERI
                                          ------------------------------------
                                          Michael Intrieri


                                             /s/ RICHARD NACLERIO
                                          ------------------------------------
                                          Richard Naclerio


                                          ------------------------------------
                                          Paul C. Settelmeyer


                                          ------------------------------------
                                          Salvatore Travato


                                             /s/ PHILIP W. WOLFORD
                                          ------------------------------------
                                          Philip W. Wolford

         The undersigned directors of Patriot National Bancorp, Inc., constituting a majority of the directors of said entity, hereby adopt and approve the foregoing Agreement and Plan of Reorganization pursuant to the requirements of 12 U.S.C. Section 215a (but are not deemed parties to such Agreement and Plan of Reorganization).

                                             /s/ HERBERT A. BREGMAN
                                          ------------------------------------
                                          Herbert A. Bregman



                                          ------------------------------------
                                          Angelo DeCaro


                                             /s/ FRED A. DECARO, JR.
                                          ------------------------------------
                                          Fred A. DeCaro, Jr.


                                             /s/ L. MORRIS GLUCKSMAN
                                          ------------------------------------
                                          L. Morris Glucksman


                                             /s/ PHILIP W. WOLFORD
                                          ------------------------------------
                                          Philip W. Wolford

STATE OF CONNECTICUT                    )
                                        )   ss.:  Stamford
COUNTY OF FAIRFIELD                     )

         On this 28th day of June, 1999, before me, a Notary Public for the State and County aforesaid, personally came Herbert A. Bregman, Fred A. DeCaro, Jr., Stephen Lawrence Feit, L. Morris Glucksman, Michael Intrieri, Richard Naclerio and Philip W. Wolford, being a majority of the directors of Patriot National Bank, and each of them acknowledged the foregoing instrument to be the act and deed of the foregoing association and of himself as director thereof.


                                              /s/ GARY S. SESSA
                                          --------------------------------------
                                          Gary S. Sessa:

                                          My commission expires January 31, 2001



STATE OF CONNECTICUT                    )
                                        )   ss.:  Stamford
COUNTY OF FAIRFIELD                     )

         On this 28th day of June, 1999, before me, a Notary Public for the State and County aforesaid, personally came Herbert A. Bregman, Fred A. DeCaro, Jr., L. Morris Glucksman and Philip W. Wolford, being a majority of the directors of Patriot National Bancorp, Inc., and each of them acknowledged the foregoing instrument to be the act and deed of the foregoing corporation and of himself as director thereof.

                                              /s/ GARY S. SESSA
                                          --------------------------------------
                                          Gary S. Sessa

                                          My commission expires January 31, 2001

         The undersigned hereby acknowledges that it is the Interim Bank (as defined in the foregoing Agreement and Plan of Reorganization), hereby becomes a party to such Agreement and Plan of Reorganization, and has caused this Agreement and Plan of Reorganization to be executed on its behalf this 28th day of June, 1999.

ATTEST:                                   PATRIOT INTERIM BANK, N.A.


   /s/ FRED A. DECARO, JR.                By   /s/ PHILIP W. WOLFORD
----------------------------                ---------------------------
                                            Philip W. Wolford
Secretary                                   President and Chief Executive Office




STATE OF CONNECTICUT                    )
                                        )   ss.:
COUNTY OF FAIRFIELD                     )

         On this 28th day of June, 1999, before me, a Notary Public for the State and County aforesaid, personally came Philip W. Wolford, as President of Patriot Interim Bank, N.A., and Fred A DeCaro, Jr., as Secretary of Patriot Interim Bank, N.A., and in such capacities acknowledged the foregoing instrument to be the act and deed of the foregoing association.

                                              /s/ GARY S. SESSA
                                          --------------------------------------
                                          Gary S. Sessa:

                                          My commission expires January 31, 2001

         The undersigned directors of Patriot Interim Bank, N.A., constituting a majority of the directors of said entity, hereby adopt and approve the foregoing Agreement and Plan of Reorganization pursuant to the requirements of 12 U.S.C.
Section 215a (but are not deemed parties to such Agreement and Plan of Reorganization).

                                             /s/ HERBERT A. BREGMAN
                                          ------------------------------------
                                          Herbert A. Bregman



                                          ------------------------------------
                                          Angelo DeCaro


                                             /s/ FRED A. DECARO, JR.
                                          ------------------------------------
                                          Fred A. DeCaro, Jr.


                                             /s/ L. MORRIS GLUCKSMAN
                                          ------------------------------------
                                          L. Morris Glucksman


                                             /s/ PHILIP W. WOLFORD
                                          ------------------------------------
                                          Philip W. Wolford